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                                                                    EXHIBIT A(2)
                             BOSTON ADVISORS TRUST
                               100 Federal Street
                          Boston, Massachusetts 02110

                            Certificate of Amendment
                            ------------------------

     The undersigned, being the President of Boston Advisors Trust (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 8.4 of the Declaration of Trust, dated September 28, 1999, as amended (as so amended, the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on March 1, 2000, Section 5.5 of the Declaration of Trust is hereby amended as set forth below:

1. The names of the series of the Trust designated "Advisors Money Market Fund is hereby changed to "Boston Advisors Cash Reserves Fund," "Advisors U.S. Government Money Market Fund" is hereby changed to "Boston Advisors U.S. Government Money Market Fund" and the "Advisors Tax Free Money Market Fund" is hereby changed to "Boston Advisors Tax Free Money Market Fund."

     That said Amendment to the Declaration of Trust shall be effective immediately.

     The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file an original copy of this Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 17th day of March, 2000.

                              /s/ Michael J. Vogelzang
                              ------------------------
                              By:   Michael J. Vogelzang
                              Its:  President
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                                 ACKNOWLEDGMENT
                                 --------------

                           M A S S A C H U S E T T S

SUFFOLK, SS.:                                                 March, 17, 2000

     Then personally appeared the above-named President of Boston Advisors Trust and acknowledged the foregoing instrument to be his free act and deed.

Before me,

                                    /s/ Marian K. Dalton
                                    --------------------
                                    Notary Public

                                    My commission expires: 4/8/2005


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